Exhibit 99.3

Preliminary and Subject to Completion P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Diamond Offshore Drilling, Inc. Special Meeting of Stockholders For Stockholders of record as of [ ___ __, ____ ] [ ____ ], [ _____ __, ____] [ __:__ ], Local Time [ _____ ] located at [ ______ ] Internet: • www.proxypush.com/DO • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-895-6890 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions Mail: • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: [ __:__ ] , Local Time, [ ____ __, ____ ]. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Bernie G. Wolford, Jr. and David L. Roland, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Diamond Offshore Drilling, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Diamond Offshore Drilling, Inc. Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE 1. To vote on a proposal to adopt the Agreement and Plan of Merger, dated June 9, 2024 (as it may be amended from time to time, the “merger agreement”), by and among Noble Corporation plc, a public limited company organized under the Laws of England and Wales (“Noble”), Dolphin Merger Sub 1, Inc., a Delaware corporation and indirect wholly owned subsidiary of Noble (“Merger Sub 1”), Dolphin Merger Sub 2, Inc., a Delaware corporation and indirect wholly owned subsidiary of Noble (“Merger Sub 2”), and Diamond Offshore Drilling, Inc., a Delaware corporation (“Diamond Offshore”), pursuant to which, and upon the terms and subject to the conditions set forth therein, Merger Sub 1 will be merged with and into Diamond Offshore (the “first merger”), with Diamond Offshore surviving and becoming an indirect wholly owned subsidiary of Noble, and immediately thereafter, Diamond Offshore, as the surviving entity in the first merger, will merge with and into Merger Sub 2 (together with the first merger, the “mergers,” and the mergers, together with the other transactions contemplated by the merger agreement, the “transactions”), with Merger Sub 2 surviving and continuing as an indirect wholly owned subsidiary of Noble; FOR AGAINST ABSTAIN 2. To vote on an advisory, non-binding proposal to approve the compensation that may be paid or become payable to Diamond Offshore’s named executive officers that is based on or otherwise related to the transactions; and 3. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement. BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR Check here if you would like to attend the meeting in person. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date